Exhibit 99.1

Contact: Susan B. Railey
         (301) 468-3120
         Sharon Bramell                     FOR IMMEDIATE RELEASE
         (301) 231-0351


                      AIM 88 DECLARES MONTHLY DISTRIBUTION
                       FOR SEPTEMBER OF ONE CENT PER UNIT

                  Total for the Third Quarter is $1.47 Per Unit


                           -------------------------


     ROCKVILLE, MD, September 19, 2003-- (AMEX/AIK) The general partner of American Insured Mortgage Investors L.P.-Series 88 (AIM 88) today declared the monthly distribution for September 2003 in the amount of one cent per unit regular cash flow. Holders of record on September 30, 2003 will receive this amount as part of the third quarter distribution which will be paid on November 3, 2003.

     Record dates for the AIM 88 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter. The total distribution of $1.47 per unit for the third quarter of 2003 includes one cent per unit regular cash flow for the months of July, August and September, plus $1.345 per unit mortgage proceeds for the month of July and 9.5 cents per unit mortgage proceeds for the month of August.


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